Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	1,309	150,700		29,949	48,820	47,795	23,596	540
Seniors Housing Triple-net	19	303	20,986		—	2,383	11,006	7,290	307
Outpatient Medical	20	446	26,491,264	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	34	333	41,558		—	30	1,083	—	40,445
Total	20	2,391

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	2Q24 NOI	2Q25 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	673	$310,413	$383,008	23.4%	1,163	$2,090,216	58.9%
Seniors Housing Triple-net	247	69,416	72,961	5.1%	296	358,060	10.1%
Outpatient Medical	417	130,770	134,161	2.6%	431	570,060	16.1%
Long-Term/Post-Acute Care	222	79,202	81,313	2.7%	327	528,832	14.9%
Total	1,559	$589,801	$671,443	13.8%	2,217	$3,547,168	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	87.2%	n/a	n/a	96.9%	0.9%	0.3%	1.9%
Seniors Housing Triple-net	84.5%	1.19	1.39	88.7%	2.0%	0.2%	9.1%
Outpatient Medical	94.4%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	86.9%	1.90	2.29	26.7%	41.9%	31.4%	—%
Total		1.54	1.83	92.7%	3.3%	2.1%	1.9%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of June 30, 2025 for Seniors Housing Operating and Outpatient Medical and March 31, 2025 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	180	$333,608	$—	$—	$—	$333,608	9.4%
Sunrise Senior Living	86	221,440	—	—	—	221,440	6.2%
Aspire Healthcare	102	—	—	—	175,076	175,076	4.9%
Oakmont Management Group	69	169,604	—	—	—	169,604	4.8%
Avery Healthcare	94	86,656	76,400	—	—	163,056	4.6%
Integra Healthcare Properties	117	—	—	—	155,796	155,796	4.4%
StoryPoint Senior Living	101	152,552	—	—	—	152,552	4.3%
Care UK	74	124,140	—	—	—	124,140	3.5%
Legend Senior Living	58	103,260	—	—	1,268	104,528	2.9%
Sagora Senior Living	73	88,408	—	—	—	88,408	2.5%
Remaining	1,263	810,548	281,660	570,060	196,692	1,858,960	52.5%
Total	2,217	$2,090,216	$358,060	$570,060	$528,832	$3,547,168	100.0%

By Country:
United States	1,871	$1,628,332	$232,816	$570,060	$522,184	$2,953,392	83.3%
United Kingdom	210	216,164	122,012	—	—	338,176	9.5%
Canada	136	245,720	3,232	—	6,648	255,600	7.2%
Total	2,217	$2,090,216	$358,060	$570,060	$528,832	$3,547,168	100.0%

By MSA:
Los Angeles	75	$106,880	$20,760	$43,604	$1,368	$172,612	4.9%
New York / New Jersey	82	91,228	19,488	40,160	17,480	168,356	4.7%
Dallas	88	89,032	888	29,312	13,036	132,268	3.7%
Greater London	64	97,796	22,360	—	—	120,156	3.4%
Washington D.C.	43	55,708	6,044	13,608	26,756	102,116	2.9%
Houston	51	20,084	4	72,836	7,848	100,772	2.8%
Philadelphia	52	26,600	4,864	20,052	32,896	84,412	2.4%
Montréal	25	78,600	—	—	—	78,600	2.2%
Chicago	52	53,800	6,676	10,132	7,056	77,664	2.2%
San Francisco	24	54,016	10,984	1,716	2,492	69,208	2.0%
Seattle	33	39,208	1,244	14,104	1,956	56,512	1.6%
Charlotte	31	19,500	10,312	24,928	—	54,740	1.5%
Boston	22	43,032	5,544	2,404	—	50,980	1.4%
San Diego	20	23,584	7,312	12,552	3,088	46,536	1.3%
Raleigh	13	10,468	30,880	3,148	—	44,496	1.3%
Tampa	38	5,276	2,320	6,096	29,216	42,908	1.2%
Pittsburgh	23	24,772	5,276	3,772	5,768	39,588	1.1%
Minneapolis	25	23,840	—	14,256	—	38,096	1.1%
Miami	43	2,404	3,912	15,116	15,244	36,676	1.0%
Baltimore	17	9,668	1,856	10,984	14,052	36,560	1.0%
Remaining	1,396	1,214,720	197,336	231,280	350,576	1,993,912	56.3%
Total	2,217	$2,090,216	$358,060	$570,060	$528,832	$3,547,168	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)

Seniors Housing Operating

Total Portfolio Performance(1)	2Q24	3Q24	4Q24	1Q25	2Q25
Properties	947	1,029	1,085	1,113	1,171
Units	105,076	114,213	118,818	124,742	129,758
Total occupancy	82.8%	83.8%	84.8%	85.1%	85.6%
Total revenues	$1,438,143	$1,556,957	$1,808,025	$1,901,227	$2,007,567
Operating expenses	1,066,391	1,167,375	1,366,423	1,410,579	1,464,457
NOI	$371,752	$389,582	$441,602	$490,648	$543,110
NOI margin	25.8%	25.0%	24.4%	25.8%	27.1%
Recurring cap-ex	$56,151	$66,515	$75,822	$68,359	$63,937
Other cap-ex	$82,217	$129,242	$188,301	$135,045	$118,646

Same Store Performance(2)	2Q24	3Q24	4Q24	1Q25	2Q25
Properties	673	673	673	673	673
Units	77,885	77,883	77,893	77,877	77,871
Occupancy	84.6%	86.1%	87.5%	88.1%	88.8%
Same store revenues	$1,133,814	$1,165,963	$1,189,232	$1,225,530	$1,248,726
Compensation	482,890	495,920	505,076	508,058	513,131
Utilities	46,000	52,749	49,925	56,309	47,295
Food	44,159	45,834	48,667	46,346	48,129
Repairs and maintenance	30,444	30,726	31,030	30,868	31,843
Property taxes	41,298	39,518	37,231	41,156	41,180
All other	178,610	175,103	181,396	179,825	184,140
Same store operating expenses	823,401	839,850	853,325	862,562	865,718
Same store NOI	$310,413	$326,113	$335,907	$362,968	$383,008
Same store NOI margin %	27.4%	28.0%	28.2%	29.6%	30.7%
Year over year NOI growth rate					23.4%
Year over year revenue growth rate					10.1%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	2Q25 NOI	% of Total
Cogir Management Corporation	180	27,501	95.1%	Southern California	$42,030	7.7%
Sunrise Senior Living	86	7,830	92.3%	Northern California	35,712	6.6%
Oakmont Management Group	69	6,911	100.0%	Greater London	31,111	5.7%
StoryPoint Senior Living	101	10,731	98.5%	New York / New Jersey	22,682	4.2%
Care UK	74	5,110	100.0%	Dallas	22,149	4.1%
Legend Senior Living	57	4,934	91.6%	Montreal	19,808	3.6%
Sagora Senior Living	73	8,431	100.0%	Washington D.C.	16,384	3.0%
Belmont Village	21	2,803	95.0%	Chicago	13,499	2.5%
Avery Healthcare	44	3,351	96.7%	Boston	10,694	2.0%
Discovery Senior Living	75	6,749	65.3%	Seattle	10,166	1.9%
Axis Residential	29	4,639	100.0%	Top markets	34,359	6.4%
Quality Senior Living	33	3,972	100.0%	All other	508,751	93.6%
Pegasus Senior Living	30	3,346	100.0%	Total	$543,110	100.0%
New Perspective Senior Living	24	2,519	96.1%
Remaining	267	30,547
Total	1,163	129,374
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended June 30, 2025. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.3%	—%	0.3%	8	2	0.3%	2.4%	2.7%	15	3
.85x-.95x	—%	—%	—%	—	—	—%	—%	—%	—	—
.95x-1.05x	—%	—%	—%	—	—	0.3%	—%	0.3%	5	1
1.05x-1.15x	0.3%	2.4%	2.7%	15	2	1.1%	0.3%	1.4%	10	4
1.15x-1.25x	—%	—%	—%	—	—	4.7%	0.7%	5.4%	7	6
1.25x-1.35x	0.7%	0.3%	1.0%	8	2	1.3%	—%	1.3%	7	1
>1.35	6.7%	5.1%	11.8%	10	21	0.3%	4.4%	4.7%	16	12
Total	8.0%	7.8%	15.8%	11	27	8.0%	7.8%	15.8%	11	27

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2025	$6,012	$30,068	$—	$8,330	$44,410	2.6%
2026	3,269	41,376	9,279	63,738	117,662	6.8%
2027	—	49,113	1,287	52,891	103,291	6.0%
2028	—	47,015	6,484	111,797	165,296	9.5%
2029	1,083	48,252	—	3,729	53,064	3.1%
2030	12,161	46,042	29,883	495	88,581	5.1%
2031	6,752	51,751	4,563	216	63,282	3.7%
2032	97,373	53,709	54,172	351	205,605	11.9%
2033	62,862	33,461	1,070	—	97,393	5.6%
2034	420	50,649	—	328	51,397	3.0%
Thereafter	152,092	165,288	424,607	1,175	743,162	42.7%
	$342,024	$616,724	$531,345	$243,050	$1,733,143	100.0%

Weighted Avg Maturity Years	11	7	15	2	10

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2025 for stable portfolio only. Agreements included represent 63% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	2Q24	3Q24	4Q24	1Q25	2Q25
Properties	425	426	429	433	434
Square feet	21,208,417	21,320,290	21,430,682	21,775,061	21,914,499
Occupancy	94.2%	94.4%	94.3%	94.5%	94.4%
Total revenues	$201,504	$208,750	$205,361	$214,693	$215,718
Operating expenses	63,440	64,795	61,392	66,804	65,197
NOI	$138,064	$143,955	$143,969	$147,889	$150,521
NOI margin	68.5%	69.0%	70.1%	68.9%	69.8%
Revenues per square foot	$38.00	$39.16	$38.33	$39.44	$39.37
NOI per square foot	$26.04	$27.01	$26.87	$27.17	$27.47
Recurring cap-ex	$11,098	$14,382	$11,029	$6,191	$13,221
Other cap-ex	$14,389	$10,649	$16,756	$9,742	$9,297

Same Store Performance(2)	2Q24	3Q24	4Q24	1Q25	2Q25
Properties	417	417	417	417	417
Occupancy	94.2%	94.4%	94.5%	94.6%	94.5%
Same store revenues	$191,496	$194,356	$191,887	$198,191	$197,391
Same store operating expenses	60,726	62,402	59,019	64,231	63,230
Same store NOI	$130,770	$131,954	$132,868	$133,960	$134,161
NOI margin	68.3%	67.9%	69.2%	67.6%	68.0%
Year over year NOI growth rate					2.6%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$72,721	11.8%	Health system affiliated properties as % of NOI(3)	89.4%
UnitedHealth	18,683	3.0%	Health system affiliated tenants as % of rental income(3)	67.0%
Novant Health	17,401	2.8%	Investment grade tenants as % of rental income(3)	61.0%
Providence Health & Services	17,344	2.8%	Retention (trailing twelve months)(3)	94.2%
Common Spirit Health	17,119	2.8%	In-house managed properties as % of square feet(3,4)	88.4%
Remaining portfolio	473,456	76.8%	Average remaining lease term (years)(3)	7.2
Total	$616,724	100.0%	Average building size (square feet)(3)	60,164
			Average age (years)	20

Expirations(3)	2025	2026	2027	2028	2029	Thereafter
Occupied square feet	979,594	1,452,508	1,585,843	1,620,482	1,637,018	13,417,309
% of occupied square feet	4.7%	7.0%	7.7%	7.8%	7.9%	64.9%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 417 same store properties representing 20,779,340 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2021	2022	2023	2024	1Q25	2Q25	21-25 Total
Count	35	27	52	54	26	16	210
Total	$4,101,534	$2,785,739	$4,222,706	$5,287,140	$2,612,747	$978,896	$19,988,762
Low	5,000	6,485	2,950	970	13,358	4,825	970
Median	45,157	66,074	65,134	39,863	54,794	50,994	49,432
High	1,576,642	389,149	644,443	936,814	990,908	296,300	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
April	$489,571	5.9%	$146,219	1.2%	$40,428	11.0%
May	366,176	5.5%	164,130	-0.1%	37,648	15.9%
June	188,861	4.4%	160,880	2.6%	42,432	5.4%
Total	$1,044,608	5.5%	$471,229	1.2%	$120,508	10.6%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions and excludes in substance real estate investments.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	55	7,855	units	$338,451	$929,998
Seniors Housing Triple-net	1	60	units	304,967	18,298
Long-Term/Post-Acute Care	1	180	beds	170,000	30,600
Loan funding					65,712
Total acquisitions and loan funding(2)	57				1,044,608	5.5%

Development Funding(3)
Development projects:
Seniors Housing Operating	27	4,355	units		92,486
Outpatient Medical	3	300,015	sf		19,636
Total development projects	30				112,122
Redevelopment and expansion projects:
Seniors Housing Operating	1	28	units		1,180
Outpatient Medical	–				42
Total redevelopment and expansion projects	1				1,222

Total development funding	31				113,344	7.5%

Total gross investments					1,157,952	5.7%

Dispositions and Loan Repayments(4)
Outpatient Medical	1	55,586	sf	397	22,063
Other property dispositions					6,250
Loan repayments					92,195
Total dispositions and loan repayments(5)	1				120,508	10.6%

Net investments (dispositions)					$1,037,444

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics. Other property dispositions include the sale of land parcels and nonoperational properties.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	78	11,178	units	$308,371	$2,075,494
Seniors Housing Triple-net	17	1,141	units	265,078	302,454
Outpatient Medical	1	46,835	sf	484	22,691
Long-Term/Post-Acute Care	49	5,513	beds	185,291	1,191,004
Loan funding					113,021
Total acquisitions and loan funding(2)	145				3,704,664	7.1%

Development Funding(3)
Development projects:
Seniors Housing Operating	31	5,600	units		183,555
Outpatient Medical	7	439,205	sf		65,802
Total development projects	38				249,357
Redevelopment and expansion projects:
Seniors Housing Operating	2	427	units		4,280
Outpatient Medical	—	—	sf		1,305
Total redevelopment and expansion projects	2				5,585

Total development funding	40				254,942	7.4%

Total gross investments					3,959,606	7.1%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	16	3,480	units	101,692	192,662
Seniors Housing Triple-net	4	692	units	252,890	175,000
Outpatient Medical	1	55,586	sf	397	22,063
Long-Term/Post-Acute Care	2	393	beds	15,725	6,180
Other property dispositions					12,950
Loan repayments					215,545
Total dispositions and loan repayments(5)	23				624,400	8.4%

Net investments (dispositions)					$3,335,206

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics. Other property dispositions include the sale of land parcels and nonoperational properties.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Washington D.C.	298	—	184	89	25	$158,745	$1,534	3Q24 - 3Q25
Washington D.C.	137	—	53	47	37	141,278	11,712	2Q25 - 3Q25
Columbus, OH	409	409	—	—	—	84,161	—	3Q25
Dallas, TX	43	43	—	—	—	11,610	2,371	2Q25 - 3Q25
Phoenix, AZ	110	110	—	—	—	41,760	59	2Q25 - 3Q25
Houston, TX	80	80	—	—	—	22,348	3,474	2Q25 - 3Q25
Kansas City, MO	134	134	—	—	—	21,220	—	3Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	2,673	3Q25
Chattanooga, TN	243	243	—	—	—	60,962	6,411	1Q25 - 4Q25
Naples, FL	188	188	—	—	—	51,794	1,588	3Q25 - 4Q25
Southampton, UK	80	—	—	80	—	22,722	6,422	4Q25
Killeen, TX	256	256	—	—	—	68,243	9,287	4Q23 - 1Q26
Dallas, TX	142	142	—	—	—	45,480	12,830	4Q24 - 1Q26
Saffron Walden, UK	70	—	—	70	—	23,914	9,039	1Q26
Tring, UK	72	—	—	72	—	23,610	11,342	2Q26
Birmingham, UK	77	—	—	18	59	18,375	6,418	2Q26
Dallas, TX	230	230	—	—	—	84,674	57,902	3Q25 - 3Q26
Dallas, TX	201	201	—	—	—	65,133	36,036	2Q25 - 3Q26
Tallahassee, FL	206	206	—	—	—	48,086	35,909	4Q25 - 3Q26
Stafford, UK	76	—	—	76	—	24,700	16,438	3Q26
Atlanta, GA	192	192	—	—	—	47,125	36,731	1Q26 - 4Q26
San Jose, CA	158	—	—	158	—	61,929	28,376	Post 2026
Auburn Opelika, AL	225	225	—	—	—	59,333	47,600	Post 2026
Copthorne, UK	78	—	—	78	—	25,753	19,196	Post 2026
Subtotal	3,775	2,659	237	733	146	1,223,978	363,348

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Dallas, TX			143,046	94%	Yes	58,362	26,412	3Q25
Waco, TX			12,324	100%	Yes	7,846	1,301	3Q25
Subtotal			155,370			66,208	27,713

Total Development Projects						$1,290,186	$391,061

(1) Includes development projects (construction in progress, development loans and in substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2025 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	24	3,775	7.8%	$183,946	$179,402	$363,348	$1,223,978
Outpatient Medical	2	155,370	7.2%	27,713	—	27,713	66,208
Total	26		7.8%	$211,659	$179,402	$391,061	$1,290,186

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q25 actual	$302,507	3.5%	6.6%	2025 actual	$762,424	2.1%	6.8%
2Q25 actual	459,917	1.2%	6.9%	2025 estimate	693,831	(0.6)%	7.7%
3Q25 estimate	558,353	(0.7)%	7.6%	2026 estimate	449,340	(0.1)%	7.8%
4Q25 estimate	135,478	—%	8.0%	Thereafter estimate	147,015	1.9%	7.8%
Total	$1,456,255	0.8%	7.2%	Total	$2,052,610	0.7%	7.4%

Unstabilized Properties
	3/31/2025 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	6/30/2025 Properties	Beds / Units
Seniors Housing Operating	60	(5)	6	—	61	8,709
Seniors Housing Triple-net	9	—	—	1	10	834
Total	69	(5)	6	1	71	9,543

Occupancy	3/31/2025 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	6/30/2025 Properties
0% - 50%	26	—	6	1	(4)	29
50% - 70%	21	—	—	—	(4)	17
70% +	22	(5)	—	—	8	25
Total	69	(5)	6	1	—	71

Occupancy	6/30/2025 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	29	8	$106,088	1.0%	$1,064,794	1.9%
50% - 70%	17	29	148,786	1.4%	704,961	1.2%
70% +	25	40	383,892	3.7%	1,336,400	2.3%
Total	71	24	$638,766	6.1%	$3,106,155	5.4%

Notes:
(1) Includes development projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Actual conversions exclude $206,183,000 of in substance real estate investment projects placed in service. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$2,090,216	128,739	units
Seniors Housing Triple-net	358,060	19,999	units
Outpatient Medical	570,060	21,881,528	square feet
Long-Term/Post-Acute Care	528,832	40,758	beds
Total In-Place NOI(2)	3,547,168
Incremental stabilized NOI(3)	142,755
Total stabilized NOI	$3,689,923

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,474,359
Secured debt(4)	3,390,544
Financing lease liabilities	112,901
Total debt	16,977,804
Add (Subtract):
Other liabilities (assets), net(5)	461,527
Cash and cash equivalents and restricted cash	(4,557,060)
Net obligations	$12,882,271

Other Assets
Land parcels(6)	$327,722	Effective Interest Rate(9)
Real estate loans receivable(7)	2,989,135	10.3%
Non-real estate loans receivable(8)	184,103	10.0%
Joint venture real estate loans receivables(10)	255,805	5.6%
Property dispositions(11)	152,616
Development properties:(12)
Current balance	890,482
Unfunded commitments	399,704
Committed balances	$1,290,186
Projected yield	7.8%
Projected NOI	$100,635

Common shares outstanding(13)	667,752
Notes:
(1) Includes $3,582,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $892,872,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $3,013,155,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $24,020,000 of credit allowances.
(8) Represents $191,366,000 of non-real estate loans, net of $7,263,000 of credit allowances.
(9) Average cash-pay interest rates are 7.2%, 2.2% and 5.6% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	2Q24	3Q24	4Q24	1Q25	2Q25
Revenues:
Seniors Housing Operating
Resident fees and services	$1,435,064	$1,554,263	$1,805,306	$1,897,810	$2,003,039
Other income	3,079	2,694	2,719	3,417	4,528
Total revenues	1,438,143	1,556,957	1,808,025	1,901,227	2,007,567

Seniors Housing Triple-net
Rental income	30,113	115,763	58,918	103,399	104,360
Interest income	—	—	8,167	2,111	—
Other income	1,032	773	38	32	346
Total revenues	31,145	116,536	67,123	105,542	104,706

Outpatient Medical
Rental income	198,924	206,709	203,247	212,554	213,552
Other income	2,580	2,041	2,114	2,139	2,166
Total revenues	201,504	208,750	205,361	214,693	215,718

Long-Term/Post-Acute Care
Rental income	104,312	105,234	122,471	145,439	165,214
Other income	43	201	21	199	14
Total revenues	104,355	105,435	122,492	145,638	165,228

Corporate
Interest income	67,224	72,742	66,261	63,572	65,256
Other income	31,873	43,653	32,195	34,179	30,512
Total revenues	99,097	116,395	98,456	97,751	95,768

Total
Resident fees and services	1,435,064	1,554,263	1,805,306	1,897,810	2,003,039
Rental income	333,349	427,706	384,636	461,392	483,126
Interest income	67,224	72,742	74,428	65,683	65,256
Other income	38,607	49,362	37,087	39,966	37,566
Total revenues	1,874,244	2,104,073	2,301,457	2,464,851	2,588,987

Property operating expenses:
Seniors Housing Operating	1,066,391	1,167,375	1,366,423	1,410,579	1,464,457
Seniors Housing Triple-net	7,231	6,103	5,834	5,190	4,817
Outpatient Medical	63,440	64,795	61,392	66,804	65,197
Long-Term/Post-Acute Care	3,458	3,436	4,063	3,495	3,705
Corporate	4,713	4,691	6,385	4,054	4,740
Total property operating expenses	1,145,233	1,246,400	1,444,097	1,490,122	1,542,916

Net operating income:
Seniors Housing Operating	371,752	389,582	441,602	490,648	543,110
Seniors Housing Triple-net	23,914	110,433	61,289	100,352	99,889
Outpatient Medical	138,064	143,955	143,969	147,889	150,521
Long-Term/Post-Acute Care	100,897	101,999	118,429	142,143	161,523
Corporate	94,384	111,704	92,071	93,697	91,028
Net operating income	$729,011	$857,673	$857,360	$974,729	$1,046,071

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2025		June 30, 2025
Net income (loss)	$1,142,437		$304,618
Interest expense	579,638		141,157
Income tax expense (benefit)	(9,058)		1,053
Depreciation and amortization	1,865,090		495,036
EBITDA	3,578,107		941,864
Loss (income) from unconsolidated entities	3,738		7,392
Stock-based compensation	85,827		15,208
Loss (gain) on extinguishment of debt, net	6,575		—
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(347,088)		(14,850)
Impairment of assets	119,346		19,876
Provision for loan losses, net	828		(1,113)
Loss (gain) on derivatives and financial instruments, net	(22,627)		(409)
Other expenses	85,302		16,598
Casualty losses, net of recoveries	14,488		2,496
Other impairment(2)	42,582		604
Total adjustments	(11,029)		45,802
Adjusted EBITDA	$3,567,078		$987,666

Interest Coverage Ratios
Interest expense	$579,638		$141,157
Capitalized interest	50,001		8,653
Non-cash interest expense	(47,007)		(10,231)
Total interest	$582,632		$139,579
EBITDA	$3,578,107		$941,864
Interest coverage ratio	6.14	x	6.75	x
Adjusted EBITDA	$3,567,078		$987,666
Adjusted Interest coverage ratio	6.12	x	7.08	x

Fixed Charge Coverage Ratios
Total interest	$582,632		$139,579
Secured debt principal amortization	56,337		16,558
Total fixed charges	$638,969		$156,137
EBITDA	$3,578,107		$941,864
Fixed charge coverage ratio	5.60	x	6.03	x
Adjusted EBITDA	$3,567,078		$987,666
Adjusted Fixed charge coverage ratio	5.58	x	6.33	x

Net Debt to EBITDA Ratios
Total debt(3)			$16,079,566
Less: cash and cash equivalents and restricted cash			(4,523,511)
Net debt			$11,556,055
EBITDA Annualized			$3,767,456
Net debt to EBITDA ratio			3.07	x
Adjusted EBITDA Annualized			$3,950,664
Net debt to Adjusted EBITDA ratio			2.93	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances related to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $108,463,000. Excludes operating lease liabilities of $1,227,184,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	16,079,566	33.42%
Cash and cash equivalents and restricted cash	(4,523,511)	(9.40)%
Net debt to consolidated book capitalization	$11,556,055	24.02%
Total equity and noncontrolling interests(4)	36,546,301	75.98%
Consolidated book capitalization	$48,102,356	100.00%
Joint venture debt, net(5)	601,417
Total book capitalization	$48,703,773

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	16,079,566	26.90%
Cash and cash equivalents and restricted cash	(4,523,511)	(7.57)%
Net debt to consolidated undepreciated book capitalization	$11,556,055	19.33%
Accumulated depreciation and amortization	11,673,306	19.53%
Total equity and noncontrolling interests(4)	36,546,301	61.14%
Consolidated undepreciated book capitalization	$59,775,662	100.00%
Joint venture debt, net(5)	601,417
Total undepreciated book capitalization	$60,377,079

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	16,079,566	14.05%
Cash and cash equivalents and restricted cash	(4,523,511)	(3.95)%
Net debt to consolidated enterprise value	$11,556,055	10.10%
Common shares outstanding	665,120
Period end share price	153.73
Common equity market capitalization	$102,248,898	89.34%
Noncontrolling interests(4)	645,775	0.56%
Consolidated enterprise value	$114,450,728	100.00%
Joint venture debt, net(5)	601,417
Total enterprise value	$115,052,145

Secured debt as % of total assets
Secured debt(2)	$2,522,222	3.74%
Gross asset value(6)	$67,506,801

Total debt as % of gross asset value
Total debt(2)(3)	$16,079,566	23.82%
Gross asset value(6)	$67,506,801

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,448,881	22.45%
Unencumbered gross assets(7)	$59,907,517

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $108,463,000 and excludes operating lease liabilities of $1,227,184,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2025	$—	$10,000	$52,749	$(924)	$124,586	$186,411	1.11%	5.18%
2026	—	700,000	252,104	(2,126)	28,235	978,213	5.80%	4.00%
2027	—	1,903,759	371,808	(2,375)	79,943	2,353,135	13.95%	4.07%
2028	—	2,539,600	192,768	(336)	1,579	2,733,611	16.21%	3.82%
2029	—	2,206,165	421,859	(122,080)	23,453	2,529,397	15.00%	3.46%
2030	—	1,350,000	179,345	(334)	2,322	1,531,333	9.08%	3.69%
2031	—	1,350,000	59,513	(351)	372,812	1,781,974	10.57%	3.63%
2032	—	1,050,000	71,156	(363)	128,895	1,249,688	7.41%	3.65%
2033	—	—	419,578	(36,875)	469	383,172	2.27%	4.82%
2034	—	686,000	208,132	(8,248)	492	886,376	5.26%	4.41%
Thereafter	—	1,800,000	438,950	(714)	13,357	2,251,593	13.34%	4.99%
Totals	$—	$13,595,524	$2,667,962	$(174,726)	$776,143	$16,864,903	100.00%

Weighted Avg. Interest Rate(5)	—%	3.91%	4.08%	4.89%	5.30%	3.99%

Weighted Avg. Maturity Years	—	5.6	7.1	5.1	4.6	5.8

% Floating Rate Debt(5)	—%	13.72%	8.93%	69.35%	4.37%	11.95%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$11,751,165	$1,789,537	$(158,462)	$745,432	$14,127,672	$—
United Kingdom	—	1,440,600	—	—	—	1,440,600	2,100,131
Canada	—	403,759	878,425	(16,264)	30,711	1,296,631	4,245,118
Totals	$—	$13,595,524	$2,667,962	$(174,726)	$776,143	$16,864,903	$6,345,249

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of June 30, 2025. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $3,000,000,000 tranche that matures on July 24, 2028. The $3,000,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $183,527,000 USD at June 30, 2025). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.80% for USD and adjusted CORRA + 0.80% for CAD. Both term loans may be extended for two successive terms of six months at our option.
•2027 also includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $220,232,000 USD at June 30, 2025) that matures on January 15, 2027.
•2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $754,600,000 USD at June 30, 2025). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $686,000,000 USD at June 30, 2025). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,227,184,000 and finance lease liabilities of $108,463,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of June 30, 2025. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.725%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(298,645,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions and dispositions. Properties classified as held for sale and leased properties are excluded from IPNOI. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q24	3Q24	4Q24	1Q25	2Q25
Net income (loss)	$260,670	$456,800	$123,753	$257,266	$304,618
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(166,443)	(272,266)	(8,195)	(51,777)	(14,850)
Loss (income) from unconsolidated entities	(4,896)	4,038	(6,429)	(1,263)	7,392
Income tax expense (benefit)	1,101	(4,706)	114	(5,519)	1,053
Other expenses	48,684	20,239	34,405	14,060	16,598
Impairment of assets	2,394	23,421	23,647	52,402	19,876
Provision for loan losses, net	5,163	4,193	(245)	(2,007)	(1,113)
Loss (gain) on extinguishment of debt, net	1,705	419	—	6,156	—
Loss (gain) on derivatives and financial instruments, net	(5,825)	(9,906)	(9,102)	(3,210)	(409)
General and administrative expenses	55,565	77,901	48,707	63,758	64,175
Depreciation and amortization	382,045	403,779	480,406	485,869	495,036
Interest expense	133,424	139,050	154,469	144,962	141,157
Consolidated net operating income	713,587	842,962	841,530	960,697	1,033,533
NOI attributable to unconsolidated investments(1)	32,720	32,043	31,158	28,316	26,069
NOI attributable to noncontrolling interests(2)	(17,296)	(17,332)	(15,328)	(14,284)	(13,531)
Pro rata net operating income (NOI)(3)	$729,011	$857,673	$857,360	$974,729	$1,046,071

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$2,007,567	$104,706	$215,718	$165,228	$95,768	$2,588,987
Property operating expenses	(1,464,457)	(4,817)	(65,197)	(3,705)	(4,740)	(1,542,916)
NOI(3)	543,110	99,889	150,521	161,523	91,028	1,046,071
Adjust:
Interest income	—	—	—	—	(65,256)	(65,256)
Other income	(1,910)	(346)	(92)	(14)	(24,942)	(27,304)
Sold / held for sale	1,255	(456)	(282)	328	—	845
Nonoperational(4)	(879)	—	(185)	(335)	—	(1,399)
Non In-Place NOI(5)	(22,405)	(9,577)	(7,447)	(29,528)	(830)	(69,787)
Timing adjustments(6)	3,383	5	—	234	—	3,622
Total adjustments	(20,556)	(10,374)	(8,006)	(29,315)	(91,028)	(159,279)
In-Place NOI	522,554	89,515	142,515	132,208	—	886,792
Annualized In-Place NOI	$2,090,216	$358,060	$570,060	$528,832	$—	$3,547,168

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,309	303	446	333	2,391
Recent acquisitions and development conversions(7)	(206)	(30)	(12)	(80)	(328)
Under development	(24)	—	(2)	—	(26)
Under redevelopment(8)	—	—	(2)	(1)	(3)
Current held for sale	(10)	(4)	(3)	(4)	(21)
Land parcels, loans and leased properties	(108)	(4)	(9)	—	(121)
Transitions(9)	(283)	(18)	—	(24)	(325)
Other(10)	(5)	—	(1)	(2)	(8)
Same store properties	673	247	417	222	1,559
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q24	3Q24	4Q24	1Q25	2Q25	Y/o/Y
Seniors Housing Operating
NOI	$371,752	$389,582	$441,602	$490,648	$543,110
Non-cash NOI on same store properties	(2,557)	(2,215)	(1,940)	(2,509)	(1,509)
NOI attributable to non-same store properties	(58,718)	(60,444)	(103,828)	(124,876)	(157,200)
Currency and ownership adjustments(1)	(1,383)	(2,646)	(1,069)	572	(4,501)
Other normalizing adjustments(2)	1,319	1,836	1,142	(867)	3,108
SSNOI	310,413	326,113	335,907	362,968	383,008	23.4%

Seniors Housing Triple-net
NOI	23,914	110,433	61,289	100,352	99,889
Non-cash NOI on same store properties	(5,335)	(4,205)	(4,560)	(3,577)	(3,341)
NOI attributable to non-same store properties	51,337	(35,530)	15,318	(24,654)	(21,935)
Currency and ownership adjustments(1)	(500)	(1,077)	(777)	(436)	(1,621)
Other normalizing adjustments(2)	—	—	—	(31)	(31)
SSNOI	69,416	69,621	71,270	71,654	72,961	5.1%

Outpatient Medical
NOI	138,064	143,955	143,969	147,889	150,521
Non-cash NOI on same store properties	(5,548)	(8,122)	(6,213)	(5,570)	(5,428)
NOI attributable to non-same store properties	(3,176)	(4,102)	(4,906)	(8,621)	(10,712)
Currency and ownership adjustments(1)	61	(55)	18	2	—
Other normalizing adjustments(2)	1,369	278	—	260	(220)
SSNOI	130,770	131,954	132,868	133,960	134,161	2.6%

Long-Term/Post-Acute Care
NOI	100,897	101,999	118,429	142,143	161,523
Non-cash NOI on same store properties	(14,866)	(14,507)	(14,459)	(15,139)	(15,583)
NOI attributable to non-same store properties	(10,259)	(11,090)	(24,726)	(45,611)	(64,575)
Currency and ownership adjustments(1)	3,319	3,316	753	7	(52)
Other normalizing adjustments(2)	111	—	—	—	—
SSNOI	79,202	79,718	79,997	81,400	81,313	2.7%

Corporate
NOI	94,384	111,704	92,071	93,697	91,028
NOI attributable to non-same store properties	(94,384)	(111,704)	(92,071)	(93,697)	(91,028)
SSNOI	—	—	—	—	—

Total
NOI	729,011	857,673	857,360	974,729	1,046,071
Non-cash NOI on same store properties	(28,306)	(29,049)	(27,172)	(26,795)	(25,861)
NOI attributable to non-same store properties	(115,200)	(222,870)	(210,213)	(297,459)	(345,450)
Currency and ownership adjustments(1)	1,497	(462)	(1,075)	145	(6,174)
Normalizing adjustments, net	2,799	2,114	1,142	(638)	2,857
SSNOI	$589,801	$607,406	$620,042	$649,982	$671,443	13.8%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,450,344	$357,582	$167,806	$1,975,732
Unconsolidated SHO revenues attributable to Welltower(1)	44,823	5,283	1,841	51,947
SHO revenues attributable to noncontrolling interests(2)	(17,707)	—	(2,405)	(20,112)
Pro rata SHO revenues(3)	1,477,460	362,865	167,242	2,007,567
Non-cash and non-RevPOR revenues	(3,072)	(650)	(197)	(3,919)
Revenues attributable to non in-place properties	(11,634)	(140,392)	—	(152,026)
SHO local revenues	1,462,753	221,823	167,045	1,851,621
Average occupied units/month	82,618	7,236	19,202	109,056
RevPOR/month in USD	$5,918	$10,247	$2,908	$5,675
RevPOR/month in local currency(4)		£8,331	$4,154

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	2Q24	2Q25	2Q24	2Q25	2Q24	2Q25	2Q24	2Q25
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,150,336	$1,450,344	$117,828	$357,582	$127,209	$167,806	$1,395,373	$1,975,732
Unconsolidated SHO revenues attributable to WELL(1)	31,667	44,823	3,215	5,283	28,282	1,841	63,164	51,947
SHO revenues attributable to noncontrolling interests(2)	(18,090)	(17,707)	—	—	(2,304)	(2,405)	(20,394)	(20,112)
SHO pro rata revenues(3)	1,163,913	1,477,460	121,043	362,865	153,187	167,242	1,438,143	2,007,567
Non-cash and non-RevPOR revenues on same store properties	(3,483)	(1,822)	—	—	(278)	(252)	(3,761)	(2,074)
Revenues attributable to non-same store properties	(266,650)	(487,668)	(38)	(220,105)	(29,181)	(34,105)	(295,869)	(741,878)
Currency and ownership adjustments(4)	2,907	—	(3,052)	(11,284)	(5,127)	(4,130)	(5,272)	(15,414)
SHO SS RevPOR revenues(5)	$896,687	$987,970	$117,953	$131,476	$118,601	$128,755	$1,133,241	$1,248,201
Avg. occupied units/month(6)	47,561	49,938	4,053	4,350	14,241	14,846	65,855	69,134
SHO SS RevPOR(7)	$6,302	$6,613	$9,728	$10,102	$2,784	$2,899	$5,752	$6,035
SS RevPOR YOY growth		4.9%		3.8%		4.1%		4.9%

SHO SSNOI Growth
Consolidated SHO NOI	$290,047	$403,960	$27,383	$71,103	$43,037	$62,392	$360,467	$537,455
Unconsolidated SHO NOI attributable to WELL(1)	10,957	16,756	411	739	11,673	886	23,041	18,381
SHO NOI attributable to noncontrolling interests(2)	(10,677)	(11,579)	—	—	(1,079)	(1,147)	(11,756)	(12,726)
SHO pro rata NOI(3)	290,327	409,137	27,794	71,842	53,631	62,131	371,752	543,110
Non-cash NOI on same store properties	(2,573)	(1,511)	—	—	16	2	(2,557)	(1,509)
NOI attributable to non-same store properties	(47,705)	(110,254)	(37)	(34,563)	(10,976)	(12,383)	(58,718)	(157,200)
Currency and ownership adjustments(4)	1,068	—	(706)	(2,963)	(1,745)	(1,538)	(1,383)	(4,501)
Other normalizing adjustments(8)	1,440	3,386	—	—	(121)	(278)	1,319	3,108
SHO pro rata SSNOI(5)	$242,557	$300,758	$27,051	$34,316	$40,805	$47,934	$310,413	$383,008
SHO SSNOI growth		24.0%		26.9%		17.5%		23.4%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$1,096,846		$132,258		$178,892		$1,407,996
Average units in service(9)		56,330		5,114		16,427		77,871
SSNOI/unit in USD		$19,472		$25,862		$10,890		$18,081
SSNOI/unit in local currency(4)				£21,026		$15,557
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents aggregate normalizing adjustments which are individually less than .50% of SS RevPOR revenues/NOI growth.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated July 28, 2025 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is one of the world's preeminent residential wellness and healthcare infrastructure companies. We seek to position our portfolio of 1,500+ seniors and wellness housing communities at the intersection of housing, healthcare, and hospitality, creating vibrant communities for mature renters and older adults in the United States, United Kingdom, and Canada. We also strive to support physicians in our outpatient medical buildings with the critical infrastructure needed to deliver quality care. We believe our real estate portfolio is unmatched, located in highly attractive micro-markets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as a product company in a real estate wrapper, driven by relationships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by our operating platform, the Welltower Business System, we aspire to deliver long-term compounding of per share growth and returns for our existing investors – our North Star. More information is available at www.welltower.com.

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